Exhibit 10(b)
Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts", in the Statement of Additional Information and to the use of our report dated January 24, 2000, with respect to the consolidated financial statements of Kansas City Life Insurance Company and to the use of our report dated March 31, 2000, with respect to the financial statements of Kansas City Life Variable Annuity Separate Account, both incorporated by reference, in Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (File No. 33-89984) and Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8994) and Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Century II Variable Annuity.


/s/ERNST & YOUNG LLP
ERNST & YOUNG LLP

Kansas City, Missouri
August 28, 2000